Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes‑Oxley Act of 2002, the undersigned officer of Apex Global Brands Inc. (the “ Company ”) hereby certifies, to such officer’s knowledge, that:

(i) the accompanying report on Form 10‑K of the Company for the year ended February 1, 2020 (the “ Report ”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2020	By:	/s/ STEVEN L. BRINK
Steven L. Brink
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.